SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2012

NORTH SPRINGS RESOURCES CORP.

(Exact name of Company as specified in its charter)

Nevada	333-167217	68-0678790
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
200 S Virginia, 8th Floor Reno, NV 89501 (Address of principal executive offices) Phone: (775) 398-3078 (Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On February 15, 2012, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Hyperion Management Mining SA (“Hyperion”).  Hyperion holds various options to acquire mineral claims in the state of Chihuahua, Mexico, collectively called the Matamoros Claims (the Options).  Under the terms of the Agreement, the Company acquired 10% of the Options.  The Company has agreed to pay the purchase price of $250,000.  The Agreement is attached hereto as exhibit 10.1 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On January 7, 2012, the Company entered into a Property Option Agreement (the “Rio Agreement”) with Guyana AU Corp, Inc. (“GACI”) whereby the Company acquired the right to conduct mineral exploration activities for a term of three (3) years on 12,490 acres of prospective ground.  Additionally, the Company entered into a Property Option Agreement (the “Belo Agreement”) with GACI whereby the Company acquired the right to conduct mineral exploration activities for a term of three (3) ears on 12,560 acres of prospective ground.  The description of the terms of these agreements were reported in a current report on Form 8-K, filed with the SEC on January 10, 2012, and is incorporated herein by reference.

Due to unforeseen delays by GACI in making the title available in a useable way and in a timely fashion, both parties mutually agreed to terminate the agreements, effective February 15, 2012.  There were no penalties incurred by the Company.

Item 9.01 Financial Statements and Exhibits

Attached hereto as Exhibit 10.1 is Asset Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH SPRINGS RESOURCES CORP.
Date: March 6, 2012	By:	/s/ Harry Lappa
Harry Lappa
President and CEO

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